Exhibit 99.1

AMEDISYS TO HOST CONFERENCE CALL TO DISCUSS FIRST QUARTER

2004 FINANCIAL PERFORMANCE AND OPERATING RESULTS

BATON ROUGE, Louisiana (April 20, 2004) – Amedisys, Inc. (NasdaqNMS: “AMED” or the “Company”), one of America’s leading home health nursing companies, today announced that it intends to release its financial results for the quarter ended March 31, 2004 pre-market on Tuesday, May 4, 2004. The Company will also host a conference call with the investment community the same day at 10:00 a.m. ET.

To participate in the conference call, please dial 800.231.5571 (Domestic) or 973.582.2703 (International) a few minutes before 10:00 a.m. ET on Tuesday, May 4, 2004. A replay of the conference call will be available from 12:00 p.m. ET on May 4, 2004 until 12:00 p.m. ET on May 11, 2004. The replay dial in number is 877.519.4471 (Domestic) or 973.341.3080 (International). The replay pin number is 4696638.

The call will also be available on the Internet live and for seven days thereafter at the following URL:

http://www.videonewswire.com/AMED/050404

Amedisys, Inc., a leading provider of home health nursing services, is headquartered in Baton Rouge, Louisiana. The Company had approximately $142.5 million in revenue in 2003. Its common stock trades on the Nasdaq Stock Market under the symbol “AMED”.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Additional information on this Company can be found on the World Wide Web

http://www.amedisys.com

Contact:	Amedisys, Inc.	EURO RSCG Life NRP
	Chief Financial Officer	Investors/Media
	Greg Browne	Brian Ritchie
	225.292.2031	212.845.4269
	gbrowne@amedisys.com	brian.ritchie@eurorscg.com